Exhibit 99.1

           LOGILITY REPORTS THIRD QUARTER OF FISCAL YEAR 2006 RESULTS

   Record Revenues and Second Consecutive Quarter of Record Operating Earnings
                      Driven by 65% Growth in License Fees

    ATLANTA, March 6 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the third quarter of fiscal year 2006.

    Key financial highlights for Logility include:
     - Software license fees for the quarter ended January 31, 2006 were $4.0 million, an increase of 65% over the third quarter of fiscal 2005;
     - Services and other revenues for the quarter ended January 31, 2006 were $1.4 million, an increase of 11% over the third quarter of fiscal 2005;
     - Maintenance revenues for the quarter ended January 31, 2006 were $4.7 million, an increase of 36% over the third quarter of fiscal 2005;
     - Total revenues for the quarter ended January 31, 2006 were a record $10.1 million, an increase of 41% over the third quarter of fiscal 2005; and
     - Operating earnings for the quarter ended January 31, 2006 were a record $2.2 million, compared to an operating loss of $224,000 for the third quarter of fiscal 2005.

    GAAP net earnings were $1.9 million or $0.14 earnings per fully diluted share for the third quarter of fiscal 2006 compared to a net loss of $174,000 or $0.01 loss per basic share for the third quarter of fiscal 2005. Adjusted net earnings for the quarter ended January 31, 2006, which exclude acquisition related intangibles costs and a tax expense, were $1.9 million or $0.15 earnings per fully diluted share, compared to a loss of $95,000 or $0.01 loss per basic share for the same period last year.

    Total revenues for the nine months ended January 31, 2006 were $27.2 million, a 57% increase compared to the comparable period last year. Software license fees for the nine month period were $10.0 million, a 123% increase compared to the same period last year. Services and other revenues were $4.1 million, a 14% increase compared to the same period last year. Maintenance revenues were $13.1 million, a 41% increase compared to the same period last year. For the nine months ended January 31, 2006, the Company reported record operating earnings of approximately $4.2 million compared to an operating loss of $502,000 for the same period last year. GAAP net earnings were approximately $6.5 million or $0.49 per fully diluted share for the nine months ended January 31, 2006, compared to a net loss of $325,000 or $0.02 loss per basic share for the same period last year. Adjusted net earnings year to date as of January 31, 2006, which excludes acquisition-related intangibles costs, write-down of a minority investment and a net tax benefit, were $5.0 million or $0.38 earnings per fully diluted share compared to a loss of $108,000 or $0.01 loss per basic share for the same period last year.

    The nine-month fiscal 2005 financial data included only the months of October 2004 through January 2005 for revenue and expenses from the Demand Management, Inc. subsidiary acquired by the Company on September 30, 2004, whereas the entire nine-month period in fiscal 2006 included revenue and expenses from Demand Management.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $26.7 million, an increase of $1.7 million compared to October 31, 2005 and an increase of $3.6 million compared to January 31, 2005.

    "Logility's performance during the third quarter was outstanding. We delivered operating earnings of $2.2 million for the quarter which marked our second consecutive quarter of record operating earnings. License fees increased an impressive 65% compared to the same period last year and contributed to record total revenues of $10.1 million for the quarter," said J. Michael Edenfield, Logility president and chief executive officer. "A number of factors are working together to contribute to our positive results. The most pressing business driver is supply chain globalization, which is compelling many companies to invest in their supply chain system infrastructures. While the transition to offshore manufacturing may reduce costs, it significantly extends lead times and puts considerably more focus and less transparency on supply chain operations."

    "The increased visibility, discipline and efficiency provided by Logility's supply chain solutions allow manufacturing, wholesale, and specialty retail organizations the opportunity to significantly improve cash flow, reduce inventory, increase supply chain responsiveness and accelerate the sales and operations planning process," continued Edenfield.

    Highlights for the third fiscal quarter of fiscal 2006 include:

    Customers:
     - Notable new and existing customers placing orders with Logility in the third quarter include: A.O. Smith, Dawn Foods, Fabricas de Calzado Andrea, Games Workshop Ltd., Herbalife International, Infantino, Klaussner Furniture Corporation, Pfizer, Plumbers Supplies of
       Australia, Remy International, School Specialty, Tyco Safety Products, Umbra Ltd., and VWR International.
     - During the quarter, software license agreements were signed with customers located in nine countries including: Australia, Belgium, Canada, Germany, Malaysia, Mexico, New Zealand, the United Kingdom, as well as the United States.
     - Logility announced that Hughes Supply, a leading distributor of construction, repair and maintenance-related products, selected Logility Voyager Solutions to manage its distribution-centric supply chain, improve visibility, and enable the organization to evolve into a more demand-driven enterprise.
     - Consumer Goods Technology magazine recognized Logility customers as industry leaders in the Consumer Goods Registry which defines the top revenue performers across Food, Beverage, Apparel, Packaged Goods, and other verticals. Eight of the top 25 companies recognized were Logility customers.
     - According to the Consumer Goods Technology Top 100 Registry published by Consumer Goods Technology magazine, the Demand Solutions forecasting and demand planning software from Demand Management, Inc. is used by one-third of the largest CPG companies. Demand Solutions is used by four out of the top 20 food companies and four of the top 20 footwear/apparel brand owners. In the healthcare/pharmacy and housewares/appliances categories, Demand Solutions claims half of all major producers as current customers.
     - Logility announced the details of Connections 2006: Your Ticket to Supply Chain Success conference to be held March 15-17, 2006 in Nashville, TN. Scheduled speakers include representatives from AMR Research, Associated Grocers of Florida, Malt-O-Meal, Remy International, Shaw Industries, Sony, Standard Motor Products, VWR International, Logility and others.

    Products and Technology:
     - Logility was named a SAP(R) Business One Partner to provide supply chain solutions for the small and midsize business market in the United States. Logility will integrate its Demand Solutions application suite with SAP Business One to drive supply chain improvements for small and midsize businesses (SMB). Demand Solutions will extend the core business automation capabilities of SAP Business One and provide critical supply chain expertise to help customers predict future demand and make informed decisions to optimize inventory turns, customer service levels and profitability.
     - Food Logistics magazine recognized Logility in the FL 100, an annual listing of the Top 100 technology suppliers to the food industry, for the second consecutive year.
     - Logility provided supply chain thought leadership during a recent Supply Chain Power Hour webcast "S&OP: What's Hot this Winter." The webcast featured speakers from AMR Research and Logility, who discussed the latest S&OP trends and innovations.

    About Logility

    With more than 1,100 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point- of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2005 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

    Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                 LOGILITY, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Third Quarter Ended                    Nine Months Ended
                                                             January 31,                          January 31,
                                               ------------------------------------   ------------------------------------
                                                                            Pct                                    Pct
                                                  2006         2005         Chg.         2006         2005         Chg.
                                               ----------   ----------   ----------   ----------   ----------   ----------
Revenues:
  License                                      $    4,000   $    2,431           65%  $   10,026   $    4,501          123%
  Services & other                                  1,352        1,220           11%       4,135        3,628           14%
  Maintenance                                       4,698        3,464           36%      13,067        9,248           41%
    Total Revenues                                 10,050        7,115           41%      27,228       17,377           57%

Cost of Revenues:
  License                                             652        1,311          (50)%      2,570        3,011          (15)%
  Services & other                                    811          671           21%       2,577        1,921           34%
  Maintenance                                       1,159          987           17%       3,092        2,059           50%
    Total Cost of Revenues                          2,622        2,969          (12)%      8,239        6,991           18%
Gross Margin                                        7,428        4,146           79%      18,989       10,386           83%

Operating expenses:
  Research and development                          1,787        1,591           12%       5,183        4,326           20%
  Less: capitalized
   development                                       (537)        (703)         (24)%     (1,771)      (2,084)         (15)%
  Sales and marketing                               2,841        2,094           36%       7,522        5,730           31%
  General and administrative                        1,077        1,309          (18)%      3,593        2,799           28%
  Acquisition related
   amortization of
   intangibles                                         88           79           11%         263          117          125%

    Total operating expenses                        5,256        4,370           20%      14,790       10,888           36%

Operating earnings (loss)                           2,172         (224)          nm        4,199         (502)          nm
  Interest income
   & other, net                                       224           50          348%         373          177          111%
Income (loss) before
 income taxes                                       2,396         (174)          nm        4,572         (325)          nm
  Income tax
   provision/(benefit)                                541            -            -       (1,884)           -            -
Net Earnings (loss)                            $    1,855   $     (174)          nm   $    6,456   $     (325)          nm

Earnings per common share:
Earnings (loss) per common
 share - Basic                                 $     0.15   $    (0.01)          nm   $     0.50   $    (0.02)          nm
Earnings (loss) per common
 share - Diluted                               $     0.14   $    (0.01)          nm   $     0.49   $    (0.02)          nm

Weighted average number of common shares:
     Basic                                         12,787       12,963                    12,799       13,023
     Diluted                                       13,172       12,963                    13,198       13,023

Reconciliation of Adjusted
 Net Income:
Net Earnings (loss)                            $    1,855   $     (174)               $    6,456   $     (325)
Acquisition related
 amortization of intangibles                           88           79                       263          117
Writedown of minority
 investment                                             -            -                       160          100
Income tax
 provision/(benefit)                                    -            -                    (1,884)           -
Adjusted Net Earnings (loss)                   $    1,943   $      (95)               $    4,995   $     (108)

Adjusted Net Earnings
 (loss) per Share                              $     0.15   $    (0.01)               $     0.38   $    (0.01)

nm - not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                      January 31,
                                               -----------------------
                                                  2006         2005
                                               ----------   ----------
Cash and Short & Long term
 investments                                   $   26,700   $   23,133
Accounts Receivable:
   Billed                                           7,315        5,498
   Unbilled                                         1,317          696
Total Accounts Receivable, net                      8,632        6,194
Prepaids & Other Current Assets                     2,701        1,717

PP&E, net                                             460          325
Capitalized Software, net                           6,449        6,409
Deferred Income Taxes                               1,806            -
Non-current Assets                                  7,829        8,932

     Total Assets                              $   54,577   $   46,710

Accounts Payable                               $      255   $      525
Other Current Liabilities                           8,013        6,545
Deferred Revenues                                  10,012        8,418
Deferred Income Taxes - Long Term -
 Due to ASI                                         4,228            -
Shareholders' Equity                               32,069       31,222

     Total Liabilities &
      Shareholders' Equity                     $   54,577   $   46,710

SOURCE  Logility, Inc.
    -0-                             03/06/2006
    /CONTACT: Financial, Vincent C. Klinges, Chief Financial Officer of Logility, Inc., +1-404-264-5477/
    /Company News On-Call: http://www.prnewswire.com/comp/120967.html / /Web site: http://www.logility.com /

_